EXHIBIT 32.1

Section 1350 Certification of Chief Executive Officer

        In connection with the quarterly report of Nano-Proprietary, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, R.D. Burck, the Chief Executive Officer of the Company,certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

        1.     The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

        2.     The information contained in this Report fairly presents, in all material respects, the financial conditions and results of operations of the Company as of the dates and for the periods expressed in the report.

Date: July 28, 2006	/s/ R.D. Burck R.D. Burck Chief Executive Officer